AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                        PSA INSTITUTIONAL PARTNERS, L.P.

                        A CALIFORNIA LIMITED PARTNERSHIP



         This Amended and Restated Agreement of Limited Partnership (the "AGREEMENT") is made and entered into as of March 29, 2000 by and among PS TEXAS HOLDINGS, LTD., a Texas limited partnership (the "GENERAL PARTNER"), PS LPT PROPERTIES INVESTORS, INC., a Maryland business trust (the "PS LIMITED PARTNER") and BELCREST REALTY CORPORATION ("BELCREST"), BELAIR REAL ESTATE CORPORATION ("BELAIR"), BELPORT REALTY CORPORATION ("BELPORT"), BELMAR REALTY CORPORATION ("BELMAR") and MONTEBELLO REALTY CORP. ("MONTEBELLO"), each a Delaware corporation (Belcrest, Belair, Belport, Belmar and Montebello may be collectively referred to as the "BEL LIMITED PARTNERS") and DLJ EMERGING GROWTH PARTNERS, L.P. ("EGP") and EDGEWATER EQUITY PARTNERS, L.P. ("EDGEWATER"), each a Delaware limited partnership (EGP and Edgewater may be collectively referred to as the "DLJ LIMITED PARTNERS"). This Agreement amends and restates in its entirety the original Agreement of Limited Partnership entered into as of March 17, 2000 by all of the parties other than the DLJ Limited Partners. Unless otherwise defined, all capitalized terms shall have the meanings given to them in Section 1.


1.       DEFINITIONS

         The following terms shall, for purposes of this Agreement, have the meanings set forth below, and it is the intent of the parties that these definitions shall control over definitions of the same or similar terms in
Section 15611 of the Act:

         "ACT" means the California Revised Limited Partnership Act as set forth in Title 2, Chapter 3 of the California Corporations Code.

         "AVAILABLE CASH" means total cash receipts of the Partnership from the operation of the Partnership's business including reductions in previously maintained reserves, but excludes Cash from Sales or Refinancing, less: (i) all operating expenses other than noncash expenses such as depreciation and amortization; (ii) all principal and interest payments on any loans or advances;
(iii) any sums expended for capital improvements or replacements and (iv) a cash reserve for working capital or other purposes, the amount of which shall be determined by the General Partner.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday.

         "CAPITAL ACCOUNT" is defined in Section 4.6.

         "CAPITAL CONTRIBUTION" means the amount of cash and the agreed value of other property contributed by a Partner to the Partnership.

         "CASH FROM SALES OR REFINANCING" means the proceeds of any financing or of any sale, exchange or other disposition of assets, less adequate cash reserves from such proceeds for the payment of debts and obligations.

         "COMPANY" means Public Storage, Inc., a California corporation.

         "CONTRIBUTION AGREEMENTS" mean those certain Contribution Agreements by and among: (i) the Bel Limited Partners (other than Montebello), the Partnership and the Company dated as of March 17, 2000, (ii) Montebello, the Partnership and the Company dated as of March 17, 2000, (iii) the DLJ Limited Partners, the Partnership and the Company dated as of March 29, 2000, and (iv) any such agreements subsequently entered into by and among newly admitted Limited Partners, the Partnership and the Company specifying that the agreement is to be treated as a Contribution Agreement for purposes of this Agreement.

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         "CORRESPONDING  PREFERRED STOCK" means,  with respect to each series of
Exchangeable Preferred Units, the particular series of Cumulative Preferred Stock, Series __, of the Company that is designated pursuant to this Agreement or an amendment to Exhibit A as the stock with respect to which that series of Exchangeable Preferred Units may be exchanged pursuant to Section 12.

         "EXCHANGEABLE PREFERRED UNITS" means those Parity Preferred Units that are designated pursuant to this Agreement or an amendment to Exhibit A as exchangeable with respect to Corresponding Preferred Stock pursuant to Section 12.

         "GENERAL PARTNER" means PS Texas Holdings, Ltd., or any other person or persons admitted as a general partner pursuant to this Agreement and their successors.

         "I.R.C." means the Internal Revenue Code of 1986, as amended.

         "LIMITED  PARTNERS"  means  the PS  Limited  Partner,  the Bel  Limited
Partners, the DLJ Limited Partners and any other person or persons who are admitted to the Partnership as additional Limited Partners.

         "LIMITED PARTNER VOTE" means the affirmative vote or written consent of Limited Partners owning of record more than 50% of the Partnership Common Units held by the Limited Partners.

         "LIQUIDATION PREFERENCE" means, with respect to each series of Parity Preferred Units, $25.00 per Parity Preferred Unit, plus the amount of any accumulated and unpaid Priority Return with respect to such a Unit, whether or not declared, minus any distributions in excess of the Priority Return that have been paid with respect to such Unit, to the date of payment.

         "NET PROFIT" or "NET LOSS" and any items of income, gain, expense, or loss of the Partnership mean the corresponding book items of the Partnership as determined by the General Partner incorporating the accrual method of accounting and applying federal income tax principles, applied on a consistent basis throughout the period for which the items are determined, excluding amounts specially allocated pursuant to the terms of this Agreement (such as allocations relating to partner nonrecourse deductions).

         "PARITY PREFERRED UNITS" means any class or series of partnership interests of the Partnership now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank on a parity with Series N Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership or both. As of the date of this Agreement, the Series N Preferred Units, Series N2 Preferred Units, Series O Preferred Units and Series O2 Preferred Units are Parity Preferred Units. Any subsequently created Parity Preferred Units shall be so designated in an amended Exhibit A to this Agreement.

         "PARTNERS" means collectively the General Partner and the Limited Partners, and a reference to a "Partner" shall be to any one of the Partners.

         "PARTNERSHIP"   means  the  limited   partnership  created  under  this
Agreement.

         "PARTNERSHIP COMMON UNIT" means the interests in the Partnership held by the General Partner or by the Limited Partners that are not Parity Preferred Units.

         "PRIORITY RETURN" means: (i) for the Series N Preferred Units and Series N2 Preferred Units an amount equal to nine and one half percent (9.5%) per annum of the stated value of $25 per unit, (ii) for the Series O Preferred Units and Series O2 Preferred Units an amount equal to nine and one eighth percent (9.125%) per annum of the stated value of $25 per unit and (iii) for subsequently issued Parity Preferred Units, an amount equal to the percentage per annum of the stated value of those units as designated in an amended Exhibit A to this Agreement, in each case commencing on the date of issuance of such units, cumulative to the extent not distributed for any given distribution period pursuant to Section 6.2, determined on the basis of a 360 day year of twelve 30 day months for periods involving full calendar quarters (and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such period to ninety (90) days).

         "PTP"  means a  "publicly  traded  partnership"  within the  meaning of
Section 7704 of the I.R.C.

         "REGULATIONS"  means the Income Tax Regulations  promulgated  under the
I.R.C.   (including  temporary  regulations  and  corresponding   provisions  of
succeeding regulations), as such regulations may be amended from time to time.

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         "SERIES N PREFERRED  UNITS" means the series of  partnership  interests designated  as the "9.5%  Series N  Cumulative  Redeemable  Perpetual  Preferred
Units"  entitled  to the  rights  described  in this  Agreement.  The  Series  N
Preferred  Units  are  Exchangeable   Preferred  Units,  and  the  Corresponding
Preferred Stock with respect to those units is the 9.5% Cumulative Preferred Stock, Series N, of the Company.

         "SERIES N2 PREFERRED UNITS" means the series of partnership interests designated as the "9.5% Series N2 Cumulative Redeemable Perpetual Preferred Units" entitled to the rights described in this Agreement.

         "SERIES O PREFERRED UNITS" means the series of partnership interests designated as the "9.125% Series O Cumulative Redeemable Perpetual Preferred Units" entitled to the rights described in this Agreement. The Series O Preferred Units are Exchangeable Preferred Units, and the Corresponding Preferred Stock with respect to those units is the 9.125% Cumulative Preferred Stock, Series O, of the Company.

         "SERIES O2 PREFERRED UNITS" means the series of partnership interests designated as the "9.125% Series O2 Cumulative Redeemable Perpetual Preferred Units" entitled to the rights described in this Agreement.

         "SUBSIDIARY" means with respect to any person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such person.


2.       ORGANIZATIONAL MATTERS

         2.1 FORMATION. On March 6, 2000, the date of the filing of the Certificate of Limited Partnership on Form LP-1 with the California Secretary of State pursuant to Section 15621 of the Act, the General Partner and the PS Limited Partner formed a limited partnership (the "Partnership") under the name "PSA Institutional Partners, L.P."

         2.2 NAME AND PRINCIPAL PLACE OF BUSINESS. The name of the Partnership is "PSA Institutional Partners, L.P." and its office and principal place of business initially shall be 701 Western Avenue, Glendale, California 91201-2349, and thereafter such other place or places as the General Partner may from time to time determine. The General Partner shall promptly notify the Limited Partners of any change in the Partnership's principal place of business.

         2.3 TERM. The Partnership commenced as of March 6, 2000, and shall continue for a period ending the earlier of: (a) December 31, 2050; (b) the date on which the Partnership is dissolved by the parties in accordance with the terms of this Agreement; and (c) the date on which the Partnership is dissolved by judicial decree or operation of law.

         2.4 PURPOSE. The principal purpose of the Partnership is to acquire, own, develop, lease, operate and ultimately dispose of interests in self storage properties and partnerships owning self storage properties. The Partnership may engage in any and all general business activities related or incidental to that purpose. This specification of particular businesses shall not be deemed a limitation upon the general powers of the Partnership.


3.       PARTNERS

         3.1 GENERAL PARTNER. PS Texas Holdings, Ltd. shall be the General Partner. The address of the General Partner is 701 Western Avenue, Glendale, California 91201-2349. As of the date of this Agreement, the General Partner holds 149,024 Partnership Common Units or one and three tenths percent (1.3%) of the Partnership Common Units, as the General Partner of the Partnership.

         3.2 LIMITED PARTNERS. The PS Limited Partner's address is 701 Western Avenue, Glendale, California 91201-2349. As of the date of this Agreement, the PS Limited Partner holds 11,753,336 Partnership Common Units or ninety-eight and seven tenths percent (98.7%) of the Partnership Common Units, holds 9,600,000 Series N2 Preferred Units or one hundred percent (100%) of the Series N2 Preferred Units and holds 3,000,000 Series O2 Preferred Units or one hundred percent (100%) of the Series O2 Preferred Units, each as a Limited Partner of the Partnership. The addresses of the Bel Limited Partners (other than Montebello) are each c/o Eaton Vance Management, The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109, Attention: Mr. Alan Dynner. The address of Montebello is 800 Scudder's Mill Road, Special Investments, Area 2-G, Plainsboro, New Jersey 08536, Attention: J. Timothy Ford. As of the date of this Agreement, Belcrest holds 4,100,000 Series N Preferred Units, Belair holds 1,200,000 Series N Preferred Units, Belport holds 1,600,000 Series N Preferred

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Units,  Belmar holds  1,100,000  Series N Preferred  Units and Montebello  holds
1,600,000  Series  N  Preferred  Units,   each  as  a  Limited  Partner  of  the
Partnership, which together represent one hundred percent (100%) of the Series N Preferred Units. The address of the DLJ Limited Partners is each c/o DLJ Asset Management Group, Inc., 277 Park Avenue, New York, New York 10172, Attention:
Peter Gaudet, Fax: (212) 892-5812. As of the date of this Agreement, EGP holds 1,200,000 Series O Preferred Units and Edgewater holds 1,800,000 Series O Preferred Units, each as a Limited Partner of the Partnership, which together represent one hundred percent (100%) of the Series O Preferred Units. The address and ownership interest of subsequently admitted Limited Partners shall be as set forth on an amended Exhibit A to this Agreement.

         3.3 ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. The General Partner is authorized to cause the Partnership to issue such additional partnership units or other partnership interests for any Partnership purpose at any time or from time to time, including units in one or more series of any classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to other partnership interests, all as shall be determined by the General Partner, subject to California law, including, without limitation, with respect to (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of partnership interests, (ii) the right of each such class or series of partnership interests to share in Partnership distributions, and (iii) the rights of each class or series of partnership interests upon dissolution and liquidation of the Partnership, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners except to the extent specifically provided in this Agreement.

         In addition, the General Partner and affiliates may acquire partnership interests from other Partners pursuant to this Agreement. In the event that the Partnership issues partnership interests pursuant to this Section 3.3, the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners, except to the extent otherwise specifically provided in this Agreement), as it deems necessary to reflect the issuance of such additional partnership interests and the special rights, powers and duties associated therewith. Unless specifically set forth otherwise by the General Partner, any partnership interest issued after the date of this Agreement shall have the same rights, powers and duties as the Partnership Common Units issued on the date of this Agreement.


4.       CAPITAL CONTRIBUTIONS AND WITHDRAWALS

         4.1 INITIAL CAPITAL CONTRIBUTIONS. At the time of execution of this Agreement, the Partners shall make or shall have made the Capital Contributions set forth in Exhibit A to this Agreement.

         4.2 ADDITIONAL CAPITAL CONTRIBUTIONS. The Partners shall make such additional Capital Contributions at such times and in such proportions as they mutually shall agree.

         4.3 LIABILITY FOR DISTRIBUTIONS. Any distributions pursuant to Section 6 shall be subject to return by the Partners to the Partnership, in accordance with Section 15666 of the Act, to the extent that the sum of the Partnership's full recourse obligations (other than those obligations owed to Partners on account of their interest in the Partnership) immediately after such return of capital or distribution exceeds the sum of (i) the fair value of the Partnership's assets not subject to nonrecourse liabilities plus (ii) the fair value, if any, of the Partnership's assets subject to nonrecourse liabilities, but only to the extent that the fair value of such property exceeds the amount of the nonrecourse obligation encumbering it.

         4.4 RETURN OF NONUTILIZED CAPITAL. From time to time the Partnership may have cash in excess of the amount required for the conduct of the affairs of the Partnership, and the General Partner may, in its sole discretion, determine that cash should, in whole or in part, be returned to the Partners, as a return of the Capital Contributions of the Partners.

         4.5 WITHDRAWAL OF CAPITAL. No Partner shall have any right to withdraw or make a demand for withdrawal of any such Partner's Capital Contribution (or the capital interest reflected in such Partner's capital account) until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for in this Agreement or under Section 15661 of the Act and otherwise satisfies the requirements of Section 15666 of the Act.

         4.6 CAPITAL ACCOUNT. An individual capital account shall be maintained for each Partner.

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

                  4.6.1 Each Partner's capital account shall be credited with the following items:

                           (a) The amount of any cash contributed to the Partnership. In the event of any contributions of property other than cash, the contributing Partner's capital account shall be credited with the fair market value of the property contributed, net of liabilities to which the property is subject or which are assumed by the Partnership under I.R.C. Section 752.

                           (b) That Partner's share of any profit or gain allocated to it under Section 5 (without regard to Section 5.6); and

                           (c)  That  Partner's   share  of  the   Partnership's
         nontaxable income, if any (which shall include any upward basis adjustments resulting under Regulation Section 1.704-1(b)(2)(iv)(J)).

                  4.6.2 Each Partner's capital account shall be charged with the following items:

                           (a) The amount of cash distributed and the fair market value of any property distributed (net of liabilities to which the property is subject or which are assumed by the Partner under I.R.C. Section 752);

                           (b) That Partner's share of losses allocated to it under Section 5 (without regard to Section 5.6); and

                           (c) That Partner's share of the Partnership's nontaxable losses, expenditures described in I.R.C. Section 705(a)(2)(B) or other expenses not otherwise taken into account in this
         Section 4.6.2 and any downward basis adjustments resulting under Regulation Section 1.704-1(b)(2)(iv)(J)).

                  4.6.3 "Capital accounts" as defined in this Section 4.6 shall be deemed capital accounts as provided for in Section 15611(b) of the Act.

                  4.6.4 Upon the transfer of all or a part of an interest in the Partnership, the capital account of the transferor attributable to the transferred interest shall carry over to the transferee partner, except as otherwise specified in Regulation Section 1.704-1(b)(2)(iv)(L).

                  4.6.5 It is the intent of the Partnership to maintain capital accounts and allocations in accordance with Regulation Section 1.704-1(b). Accordingly, adjustments to conform to those Regulations (or to successor or amended provisions) or to take into account unexpected events shall be made by the General Partner, if the General Partner believes that such adjustments would not materially alter the economic substance of this Agreement as it applies to any Partner.

         4.7 INTEREST ON CAPITAL CONTRIBUTIONS. No interest shall be paid on a Capital Contribution.


5.       ALLOCATION OF INCOME AND PROFIT TO PARTNERS

         5.1 NET PROFIT. Net Profit for each taxable year (or shorter period) shall be allocated in the following order and priority:

                  5.1.1 First, to the extent of, and in the reverse order of, any prior allocations of Net Loss pursuant to Sections 5.2.1, 5.2.2, 5.2.3 and 5.2.4.

                  5.1.2 Second, to the holders of Parity Preferred Units (in accordance with the respective rights of the Parity Preferred Units) until each such holder has been allocated cumulative amounts pursuant to this Section 5.1.2 in the current and all prior periods equal to the cumulative Priority Return accrued with respect to that holder through the end of the current period.

                  5.1.3 Finally, to the holders of Common Units in proportion to their ownership of those Common Units.

Allocations of Net Profit to the holders of Partnership Common Units may be adjusted among those holders at such time and in such manner as they may mutually agree.

         5.2 NET LOSS. Net Loss for each taxable year (or shorter period) shall be allocated in the following order and priority:

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

                  5.2.1 First, to the extent of, and in the reverse order of, any prior allocations of Net Profit pursuant to Sections 5.1.2 and 5.1.3 that has not previously been distributed.

                  5.2.2 Second, to the holders of Common Units in proportion to their positive Capital Account balances with respect to those Common Units, until those balances have been reduced to zero.

                  5.2.3 Third, to the holders of Parity Preferred Units (in accordance with the respective rights of the Parity Preferred Units) until the positive Capital Account balance of each such holder with respect to its Parity Preferred Units has been reduced to zero.

                  5.2.4 Finally, to the holders of Common Units in proportion to their ownership of those Common Units.

Allocations of Net Loss to the holders of Partnership Common Units may be adjusted among those holders at such time and in such manner as they may mutually agree.

         5.3 PARTNER NONRECOURSE DEDUCTIONS. Any partner nonrecourse deductions for any taxable year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the partner nonrecourse debt to which such partner nonrecourse deductions are attributable in accordance with Regulation Section 1.704-2(i)(1).

         5.4 REGULATORY ALLOCATIONS. The allocations set forth in this Agreement are intended to comply with the requirements of the Regulations under I.R.C.
Section 704, and the Agreement shall be construed to contain a "minimum gain chargeback," a "qualified income offset," and such other provisions set forth in the Regulations as appropriate for the allocations under this Agreement to be respected for federal income tax purposes. If any allocation pursuant to the terms of this Agreement would appear to be ineffective for income tax purposes, the General Partner is authorized to correct the allocations, provided that any such correction shall be made in a fashion that is otherwise consistent with the stated plan of allocations and distributions set forth in this Agreement. Any allocations of items of income or gain pursuant to this Section 5.4 shall be taken into account in computing subsequent allocations of Net Profit, Net Loss and gain or loss on sale or exchange of property under this Agreement, so that the net amount of income or gain so allocated and the Net Profit, Net Loss and gain or loss on sale or exchange of the property allocated to each Partner pursuant to this Agreement shall, to the extent possible, and as promptly as possible, be made equal to the net amount that would have been allocated to each partner if no allocation of income or gain were made pursuant to this Section 5.4.

         5.5 ALLOCATION UPON TRANSFERS OF PARTNERSHIP INTERESTS. Upon a transfer of an interest in the Partnership, allocations between the transferee and transferor shall be made so as to reflect their varying interests in the Partnership during the year.

         5.6 SECTION 704(C) PRINCIPLES APPLY. Any disparities between the Partnership's taxable items and the book amounts allocated pursuant to the prior provisions of this Section 5 shall be shared between the partners as determined by the General Partner so as to take account of the variation between the basis of any property contributed to the Partnership and its agreed fair market value at the time of contribution, and the General Partner shall have the authority to effect such or other allocations as prescribed or permitted by I.R.C. Section 704(c) or the Regulations thereunder.

         To the extent permitted under the I.R.C. and Regulations, if the application of I.R.C. Section 704(c) principles to the holders of Parity Preferred Units (other than such units held by the General Partner, the PS Limited Partner, and their affiliates) with respect to certain properties would cause the "ceiling limitation" to apply to such holders in a fashion that would result in an allocation to those holders of tax depreciation that would be 5% less than the allocation of "book" depreciation that otherwise would be allocated to those holders, depreciation with respect to those properties shall not be taken into account in computing Net Profit or Net Loss to be allocated to such holders.


6.       DISTRIBUTIONS

         6.1 TIME AND MANNER OF DISTRIBUTIONS. Except as otherwise set forth below, Available Cash shall be distributed to the Partners as cash payments quarterly as of the last day of each of the Partnership's fiscal quarters or at such more frequent intervals as the General Partner, in its sole discretion, may determine.

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

         If any date on which distributions are to be made on the Parity Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Parity Preferred Units will be made to the holders of record of the units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Preferred Unit Distribution Payment Date (the "PREFERRED UNIT PARTNERSHIP RECORD DATE").

         6.2 AVAILABLE CASH. Except as is otherwise set forth in Section 16.1 (providing for distributions upon the dissolution and liquidation of the Partnership) Available Cash shall be distributed first, to the holders of Parity Preferred Units in proportion to and to the extent of their unpaid Priority
Returns, and then, to the holders of Common Units, in proportion to their ownership of Common Units.

         In the event of (A) an exchange of Parity Preferred Units into preferred stock of the Company or depositary shares representing an interest in shares of preferred stock of the Company, or (B) a redemption of Parity Preferred Units (each a "PREFERRED UNIT DISTRIBUTION PAYMENT DATE"), on the exchange date or redemption date, as applicable, Available Cash shall be distributed to the holders of Parity Preferred Units in proportion to and to the extent of their unpaid Priority Returns.

         Notwithstanding anything to the contrary contained in this Agreement, in no event shall a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a share of (or a depositary share representing an interest in) Corresponding Preferred Stock for which such Partnership Unit has been exchanged or redeemed.

         6.3 LIMITATIONS CONCERNING PRIORITY RETURN DISTRIBUTIONS. Distributions on the Parity Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness at any time prohibit the declaration, setting aside for payment or current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Parity Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Unit Distribution Payment Date to holders of record of the Parity Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

         Except as is otherwise set forth in Section 16.1 (providing for distributions upon the dissolution and liquidation of the Partnership):

                  6.3.1 So long as any Parity Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of partnership interest of the Partnership ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Parity Preferred Units (collectively, "JUNIOR UNITS"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all classes and series of outstanding Parity Preferred Units have been paid in full.

                  Without limiting Section 10.2, the foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the conversion of Junior Units or Parity Preferred Units into Junior Units, or (c) the redemption of Exchangeable Preferred Units corresponding to any depositary shares representing interests in shares of Corresponding Preferred Stock, Company stock that is on a parity with or junior to the Corresponding Preferred Stock as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Company to be purchased by the Company pursuant to the Company's Restated Articles of Incorporation, certificates of determination or Bylaws to preserve the Company's status as a real estate investment trust.

                  6.3.2 So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for immediate payment) upon all classes and series of outstanding Parity Preferred Units, all distributions authorized and declared on the outstanding Parity Preferred Units with respect to payment of distributions shall be authorized and declared in proportion to the accrued and unpaid distributions in respect of each outstanding Parity Preferred Unit (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights).

                  6.3.3 Holders of Parity Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described in this Agreement.

         6.4 CASH FROM SALES OR REFINANCING. Except as is otherwise set forth in
Section 16.1 (providing for distributions upon the dissolution and liquidation of the Partnership) distributions of Cash from Sales or Refinancing shall be made first, to the holders of Parity Preferred Units in proportion to and to the extent of their unpaid Priority Returns, and then, to the holders of Common Units, in proportion to their ownership of Common Units.

         6.5 RESERVES. The General Partner shall make provision for adequate reserves by retention for contingencies of a reasonable percentage of Capital Contributions and other receipts.

         6.6 OPTIONAL REDEMPTION.

                  6.6.1 RIGHT OF OPTIONAL REDEMPTION. The Series N and Series O Preferred Units may not be redeemed prior to the fifth (5th) anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series N and Series O Preferred Units, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty
(60) days' written notice, at a redemption price, payable in cash, equal to the Liquidation Preference per Series N or Series O Preferred Unit to be redeemed (the "REDEMPTION PRICE"). The rights of redemption of any subsequently issued Parity Preferred Units shall be as designated in an amended Exhibit A to this Agreement. If fewer than all of the outstanding Parity Preferred Units of a particular series are to be redeemed, the units to be redeemed from that series shall be selected PRO RATA (as nearly as practicable without creating fractional units).

                  6.6.2 LIMITATION ON REDEMPTION. The Partnership may not redeem fewer than all of the outstanding Exchangeable Preferred Units of any particular series unless all accumulated and unpaid distributions have been paid on all outstanding units of that series for all quarterly distribution periods terminating on or prior to the date of redemption.

                  6.6.3    PROCEDURES FOR REDEMPTION.

                           (a) Notice of redemption will be (A) faxed, and (B) mailed by the Partnership, by certified mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of any tseries of Parity Preferred Units to be redeemed at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Parity Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (1) the redemption date, (2) the Redemption Price, (3) the aggregate number of Parity Preferred Units of that series to be redeemed and if fewer than all of the outstanding Parity Preferred Units of that series are to be redeemed, the number of Parity Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Parity Preferred Units of the series to be redeemed held by such holder) of the aggregate number of Parity Preferred Units of the series to be redeemed, (4) the place or places where the Parity Preferred Units are to be surrendered for payment of the Redemption Price, (5) that distributions on the Parity Preferred Units to be redeemed will cease to accumulate on such redemption date and (6) that payment of the Redemption Price will be made upon presentation and surrender of such Parity Preferred Units.

                           (b) If the Partnership gives a notice of redemption in respect of Parity Preferred Units (which notice will be irrevocable) then, by 12:00 noon, Los Angeles, California time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Parity Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Parity Preferred Units upon surrender of the Parity Preferred Units by such holders at the place designated in the notice of redemption. If the Parity Preferred Units are evidenced by a certificate and if fewer than all Parity Preferred Units of a particular series evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Parity Preferred Units, evidencing the unredeemed Parity Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Parity Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Parity Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Parity Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

         6.7 NO SINKING FUND. No sinking fund shall be established for the retirement or redemption of Series N or Series O Preferred Units.

         6.8 AMOUNTS WITHHELD. Any amounts withheld pursuant to the I.R.C. or any provisions of any state, local or foreign tax law and with respect to any allocation, payment or distribution to any Partners or assignees shall be treated as amounts distributed to the affected Partners or assignees for all purposes under this Agreement.


7.       MANAGEMENT OF PARTNERSHIP BY GENERAL PARTNER

         7.1 MANAGEMENT. The General Partner shall conduct the business of the Partnership. The General Partner shall devote to the Partnership so much of the time of its personnel as is necessary or required for the effective conduct and operation of the Partnership's business. Without limiting the generality of the foregoing, the General Partner shall have the following rights and powers, which it may exercise at the cost, expense and risk of the Partnership.

         7.2 POWERS OF THE GENERAL PARTNER. The General Partner shall have full charge of overall management, conduct and operation of the Partnership in all respects and in all matters, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its properties, and, without limiting in any manner the foregoing, authority to:

                  7.2.1 Subject to any limitations otherwise set forth in this Agreement, deal in any Partnership assets, issue and redeem partnership interests, distribute Partnership assets and funds, lend Partnership funds, and borrow money and as security therefore encumber all or any part of the Partnership assets.

                  7.2.2 In addition to services specifically authorized elsewhere in this Agreement, employ or engage, from time to time, at the expense of the Partnership, persons to render the type of services generally needed to accomplish the Partnership's purposes, including but not limited to accountants and attorneys. Employment of such persons by the General Partner shall be on such terms and for such reasonable compensation as are in accordance with generally accepted business practices. Such employees may include persons who also work on a part-time (or any other) basis for the General Partner, a Limited Partner or any affiliate of the General Partner or a Limited Partner, provided that the compensation paid to any such person is not in excess of the compensation that the Partnership would be required to pay to other persons not affiliated with the General Partner or a Limited Partner for comparable services that reasonably could be made available to the Partnership.

                  7.2.3 Possess and exercise, as may be required, all of the rights and powers of a General Partner as more particularly provided by Section 15643(a) of the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

                  7.2.4 Execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing.

                  7.2.5 Exercise its fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control.

         7.3 DUTIES OF THE GENERAL PARTNER. The General Partner shall perform or cause to be performed, at the expense of the Partnership, the following services:

                  7.3.1   Establish   books  of  account,   record  and  payment
procedures, including individual capital accounts of the Partners.

                  7.3.2 Provide bookkeeping and other related services for the Partnership.

                  7.3.3 Disburse the Capital Contributions of the Partners for the purposes set forth in this Agreement.

                  7.3.4 Provide overall management, financial and business planning services to the Partnership.

                  7.3.5 Disburse all receipts and make all necessary payments and expenditures in accordance with the terms of this Agreement.

                  7.3.6 Make all reports to the Partners required by this Agreement or by law.

         7.4 EXPENSES OF THE PARTNERSHIP. Except as otherwise specifically provided by this Agreement, all expenses of the Partnership, including but not limited to operating expenses, shall be billed directly to, and paid and borne by, the Partnership. Some or all of the Partnership employees may be engaged on a part-time basis and may also be engaged by one or more of the General Partner, a Limited Partner or their affiliates. The General Partner, the Limited Partners and their affiliates shall be reimbursed for their actual cost of any goods, materials and services used for or by the Partnership.

         7.5 NO OBLIGATIONS TO CONSIDER TAX CONSEQUENCES TO LIMITED PARTNERS. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by any of them. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith and pursuant to its authority under this Agreement, and such decisions do not result in a breach of any representation or covenant under the Contribution Agreement to which the Partnership and such Limited Partner are parties. Notwithstanding the foregoing, the proviso in the preceding sentence does not (i) expand or alter any remedy set forth in any Contribution Agreement for a breach of any such representation or covenant, or (ii) convert any such representation into an ongoing obligation of the Partnership, General Partner, Company or their affiliates.

         7.6 INDEMNIFICATION OF THE GENERAL PARTNER AND OTHERS.

         The General Partner and any person performing services on behalf of the Partnership who (i) directly or indirectly controls, is controlled by, or is under common control with the General Partner; (ii) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (iii) is an officer, director or partner of the General Partner or an entity described in clauses (i) or (ii), shall have no liability to the Partnership or to the Limited Partners for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner. The General Partner and others described in the preceding sentence shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partner.

         The Partnership may advance funds to the General Partner for legal expenses and other costs incurred as a result of a legal action if (i) the legal action relates to the performance of the duties or services by the General Partner on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner of the Partnership; and (iii) the General Partner undertakes to repay the advanced funds to the Partnership in cases where it would not be entitled to indemnification as provided in this
Section 7.6.

         If, at any time, the Partnership has insufficient funds to furnish indemnification as provided in this Agreement, it shall provide such indemnification if and as it generates sufficient funds and prior to any distributions to the Partners.

8.       INDEPENDENT ACTIVITIES OF PARTNERS

         Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, investment, brokerage and development of real and personal property of any kind whatsoever and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom.


9.       BOOKS, REPORTS AND FISCAL MATTERS

         9.1 RECORDS. The General Partner shall keep at its office, to the extent available, the following Partnership documents:

                  9.1.1 A current list of the full name and last known business or residence address of each Partner, together with the contributions and share in profits and losses of each Partner.

                  9.1.2 A copy of this Agreement and all amendments thereto, the Certificate of Limited Partnership and all Certificates of Amendment, and executed copies of any powers of attorney pursuant to which any certificate has been executed.

                  9.1.3 Copies of the Partnership's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years.

                  9.1.4 Financial statements of the Partnership for the six most recent fiscal years.

                  9.1.5 The Partnership's books and records for at least the current and past three fiscal years.

         9.2 DELIVERY TO LIMITED PARTNERS AND INSPECTION.

                  9.2.1 Each Limited Partner shall have the right, for a purpose reasonably related to the Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at the Partnership's expense, to obtain a copy of the information required to be maintained by Sections 9.1.1 and 9.1.2.

                  9.2.2 Each Limited Partner also shall have the right, for a purpose reasonably related to the Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at the Limited Partner's own expense, to obtain a copy of the information required to be maintained by Sections 9.1.3 and 9.1.4 and to inspect and copy during normal business hours the Partnership records required to be maintained by Section 9.1.5.

                  9.2.3 The General Partner shall send to each Partner within 90 days after the end of each taxable year the information necessary for the Partner to complete its federal and state income tax or information return, and shall provide an estimate of that information within 60 days after the end of each taxable year.

                  9.2.4 Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any Partnership information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

         9.3 ACCOUNTING BASIS. The books of account shall be kept on an accrual basis for income tax purposes and for purposes of preparing periodic financial statements and reports. The Partnership shall adopt a fiscal year beginning on the first day of January and ending on the last day of December of each year.

         9.4 ADJUSTMENT OF TAX BASIS. Upon the transfer of an interest in the Partnership, the Partnership may, at the sole discretion of the General Partner, elect pursuant to I.R.C. Section 754, to adjust the basis of the Partnership properties as allowed by I.R.C. Sections 734(b) and 743(b). The election, if made, will be filed with the Partnership information income tax return for the first taxable year to which the election applies.

         9.5 BANK ACCOUNTS. The cash funds of the Partnership shall be deposited in a commercial bank account at such banks or other institutions, insured by the Federal Deposit Insurance Corporation or Federal Savings and Loan Insurance Corporation, as the General Partner shall determine. Disbursements from the bank account shall be made by the General Partner in conformity with this Agreement. The funds of the Partnership shall not be commingled with the funds of any other person.

         9.6 INSURANCE. The General Partner shall at all times cause the Partnership to maintain comprehensive insurance, including fire, liability, flood, earthquake, and extended coverage fire insurance in amounts determined by the General Partner to be adequate for the protection of the Partnership and each of its Partners. In addition, the General Partner shall at all times cause the Partnership to carry appropriate worker's compensation insurance and such other insurance with respect to the property owned or leased by it as shall be customary for similar property, similarly located, from time to time.

         9.7 TAXATION AS PARTNERSHIP. The General Partner, while serving as such, agrees to use its best efforts to cause the Partnership to be classified as a partnership for federal income tax purposes, unless the General Partner determines that it is in the best interests of the Partnership to be classified in some other fashion.

         9.8 TAX MATTERS PARTNER. The General Partner shall serve as the Partnership's Tax Matters Partner as that term is defined in I.R.C. Section 6231.

         9.9 MEETINGS AND VOTING. All issues relating to notices of meetings or the procedures to be followed at such meetings or actions of the Partners without a meeting shall be governed by Section 15637 of the Act.


10.      POWERS OF THE LIMITED PARTNER; LIMITED LIABILITY

         10.1 POWERS OF THE LIMITED PARTNERS. The Limited Partners shall not take any part in the management of the business or transact any business for the Partnership and shall not have any power to sign for or bind the Partnership; provided, however, that the holders of Partnership Common Units shall have the right to approve or disapprove the matters affecting the Partnership's basic structure set forth in Sections 10.1.1 through 10.1.4. Except as is otherwise set forth in this Agreement, a Limited Partner Vote shall be required to approve these items:

                  10.1.1 An amendment to the Agreement as provided in Section 17.3.1.

                  10.1.2 Termination and dissolution of the Partnership as provided in Section 15.1.2.

                  10.1.3 The election of a new General Partner or General Partners upon the removal, retirement, death, insanity, insolvency, bankruptcy or dissolution of a General Partner or any successor General Partner, all in accordance with Section 15.2 of this Agreement.

                  10.1.4 The sale or exchange in a single transaction of all or substantially all of the assets of the Partnership.

                  The above list (Sections 10.1.1 through 10.1.4) shall constitute a limitation by agreement of the rights granted to limited partners generally by Section 15636(f) of the Act, and the Limited Partners shall not have the right to vote pursuant to Section 9.9, Section 10, or otherwise on any matter not listed above. Without the consent of any adversely affected Limited Partner, the General Partner may not convert any Limited Partner into a general partner or modify or affect the limited liability of any Limited Partner.

         10.2 SERIES N PREFERRED UNITS - CERTAIN VOTING RIGHTS. Holders of the Series N Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth below. So long as any Series N Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the Series N Preferred Units outstanding at the time:

                  10.2.1 (A) authorize or create, or increase the authorized or issued amount of, any class or series of partnership interests senior to the Series N Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up, or (B) reclassify any partnership interests of the Partnership into any such senior partnership interest, or (C) create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such senior partnership interests,

                  10.2.2 (A) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units but only to the extent such Parity Preferred Units are issued to an affiliate of the Partnership on terms that are on other than arms'-length or that differ in material adverse respects from the terms of any Parity Preferred Units issued to the public or nonaffiliates of the Partnership (for purposes of this Section 10.2.2, an issuance to the General Partner (or its affiliates) shall not be treated as an issuance to an affiliate of the Partnership to the extent the issuance of such partnership interests was to allow the General Partner (or its affiliate) to issue corresponding preferred stock to persons who are not affiliates), or (B) reclassify any partnership interest into any such partnership interest (provided that, in connection with a permitted issuance of Parity Preferred Units, an equal number of Common Units held by the General Partner, the PS Limited Partner or their affiliates may be converted into a corresponding class of Parity Preferred Units) or (C) create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests, or

                  10.2.3 either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series N Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Partnership's assets as an entirety, so long as (1) the Partnership is the surviving entity and the Series N Preferred Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series N Preferred Units for other interests in such entity having substantially the same terms and rights as the Series N Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series N Preferred Units; and provided further that any increase in the amount of partnership interests or the creation or issuance of any other class or series of partnership interests, in each case ranking (y) junior to the Series N Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (z) on a parity with the Series N Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or both shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers, provided such partnership interests are not issued to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding Preferred Stock to persons who are not affiliates of the Partnership.

         10.3 SERIES O PREFERRED UNITS - CERTAIN VOTING RIGHTS. Holders of the Series O Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth below. So long as any Series O Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the Series O Preferred Units outstanding at the time, take any of the actions described above in Sections 10.2.1, 10.2.2 and 10.2.3, treating each reference in those provisions to "Series N Preferred Units" as a reference instead to "Series O Preferred Units."

         10.4 LIMITED LIABILITY. Performance of one or more of the acts described in Section 10 shall not in any way constitute a Limited Partner as a general partner or impose any personal liability on a Limited Partner. A Limited Partner shall not be liable for any debts or obligations of the Partnership in excess of its contribution to the capital of the Partnership (which has not been previously returned to it) plus such capital returned to it as to which, by the terms of Section 15666 of the Act, it shall remain liable. All Available Cash that would otherwise be distributed to the Partners, however, shall be available to creditors to satisfy the debts and obligations of the Partnership until the time of actual distribution.


11.      ASSIGNABILITY OF GENERAL AND LIMITED PARTNERS' INTERESTS

         11.1 GENERAL PARTNER'S INTERESTS; ADMISSION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNER; WITHDRAWAL OR REMOVAL OF A GENERAL PARTNER.

                  11.1.1 Except as provided in Section 11.1.2 and subject to the limitations of Section 14.2, with the consent of all other General Partners, if any, and a Limited Partner Vote, any General Partner may at any time withdraw and designate one or more persons to be successors to such General Partner or to be an additional General Partner, in each case with such participation in such

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General  Partner's  interest  as such  General  Partner  and such  successor  or additional General Partner may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

                  11.1.2 Without the consent of any Partner, (i) a General Partner may substitute in its stead as General Partner any entity that has, by merger, consolidation or otherwise, acquired substantially all of its assets or stock and continued its business and which has assumed all of the obligations of the terminating General Partner; (ii) a General Partner may cause to be admitted to the Partnership an additional General Partner or General Partners if required to assure the continued classification of the Partnership as a partnership for federal income tax purposes; and (iii) a General Partner may create a security interest in its interest in the Partnership that is limited to the General Partner's right to receive distributions. The Limited Partners hereby consent to the admission of any additional or successor General Partner pursuant to this
Section 11.1.2, and no further consent or approval shall be required. Any other voluntary withdrawal by any General Partner from the Partnership or any other sale, transfer or assignment by such General Partner of its interest in the Partnership shall be effective only (i) upon a Limited Partner Vote, and (ii) if applicable, upon the admission in accordance with Section 11.1.1 of a successor or additional General Partner, as the case may be.

         11.2 LIMITED PARTNER'S INTEREST. Except as provided in this Section 11, a Limited Partner may not sell, transfer, encumber or otherwise dispose of, voluntarily or involuntarily, the whole or any part of its interest in the Partnership without the prior written consent of the General Partner, which consent will not be unreasonably withheld. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void AB INITIO. Subject to compliance with the other provisions of Section 11, beginning one year after the date of this Agreement, a Limited Partner shall be permitted to transfer the whole or any part of its interest in the Partnership without the prior written consent of the General Partner to permitted transferees as described in the following sentence, provided that each permitted transferee acquires at least 500,000 Parity Preferred Units and no such transferee may be, or be affiliated with, a competitor or potential competitor of the Company, the Partnership or their affiliates. Permitted transferees for this purpose are: (i) an entity that is controlled by, and directly or indirectly more than 50% owned by, the Limited Partner, (ii) an entity that controls, and directly or indirectly owns more than 50% of, the Limited Partner, (iii) a so called "exchange" fund managed by Eaton Vance Management (in the case of transfers to entities described in this clause
(iii), transfers may be made during the first year after the date of this Agreement and the requirement that the transferee acquire at least 500,000 Parity Preferred Units shall not apply, so long as Series N Preferred Units are held by 12 or fewer such entities), (iv) a so called "exchange" fund managed by DLJ Asset Management Group, Inc. or one of its affiliates (in the case of transfers to entities described in this clause (iv), transfers may be made during the first year after the date of this Agreement and the requirement that the transferee acquire at least 500,000 Parity Preferred Units shall not apply, so long as Series O Preferred Units are held by 5 or fewer such entities) or (v) any other so called "exchange" fund.

         11.3 SUBSTITUTED LIMITED PARTNERS. Except as otherwise provided in this Agreement, an assignee of the interest of a Limited Partner shall not have the right to become a substituted Limited Partner in place of the assignor without the consent of the General Partner, which may be withheld in its sole and absolute discretion, and the execution of an amendment to this Agreement.

         11.4 ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST WITHOUT SUBSTITUTION. Subject to Section 11.7, with the consent of the General Partner, which shall not be unreasonably withheld, a Limited Partner shall have the right to assign all or part of such Partner's interest in the Partnership by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement. The assigning Partner shall deliver to the General Partner a written instrument of assignment in form and substance satisfactory to the General Partner, duly executed by the Limited Partner. An assignee shall be entitled to receive distributions from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the effective date of the assignment of such interest to such assignee; provided, however, that the Partnership and the General Partner shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to the assignor until such time as the written instrument of assignment has been received by the Partnership and recorded on its books and the effective date of the assignment has passed. The "effective date" of the assignment shall be that date set forth in the written instrument of assignment, which shall in no event be earlier than the date on which all requirements of this Section 11.5 are satisfied.

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

         11.5 WITHDRAWAL OF LIMITED PARTNER. Except as otherwise specifically permitted by this Agreement, a Limited Partner shall not be entitled to withdraw or retire from the Partnership.

         11.6 DEATH, LEGAL INCOMPETENCY OR DISSOLUTION OF LIMITED PARTNER. The death, dissolution, bankruptcy, incompetency or other legal disability of a Limited Partner shall not dissolve or terminate the Partnership. Upon the death, dissolution, bankruptcy, incompetency or other legal disability of a Limited Partner, the successor in interest of such Partner shall have all the rights and be liable for all the liabilities of the Partner in the Partnership to the extent of such Partner's interest, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partner, which may be withheld at its sole discretion, may be substituted for such Partner.

         11.7 OTHER RESTRICTIONS. In addition to any other restrictions on transfer contained in this Agreement, in no event may a transfer or assignment of a partnership interest by any Partner be made without the consent of the General Partner in its sole and absolute discretion:

                  11.7.1 to any person or entity that lacks the legal right, power or capacity to own a partnership interest;

                  11.7.2 in violation of applicable law;

                  11.7.3 in the event such transfer adversely affects the Company's ability to qualify as a REIT or could subject the Company to any additional taxes under Section 857 or Section 4981 of the I.R.C.; 11.7.4 if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the I.R.C.);

                  11.7.5 if such transfer would cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor regulations Section 2510.2-101;

                  11.7.6 if such transfer subjects the Partnership to regulation under the Investment Partnership Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended;

                  11.7.7 if the General Partner believes a material adverse effect would result from such a transfer because it would result in a termination of the Partnership for federal or state income tax purposes or the Partnership being treated for federal income tax purposes as an association taxable as a corporation; or

                  11.7.8 if such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the partnership interests.


12.      EXCHANGEABLE PREFERRED UNITS

         12.1 RIGHT TO EXCHANGE - SERIES N.

                  12.1.1 At any time on or after the tenth (10th) anniversary of the date of issuance of Series N Preferred Units, each holder of Series N Preferred Units shall have the option to exchange all, but not part, of such holder's Series N Preferred Units, and the Company shall have the option to cause each holder to so exchange the holder's Series N Preferred Units, for depositary shares representing interests in authorized but previously unissued shares of 9.5% Cumulative Preferred Stock, Series N, of the Company (the "SERIES N PREFERRED STOCK") at an exchange rate of one depositary share representing one thousandth (1/1000) of a share of Series N Preferred Stock for one (1) Series N Preferred Unit, subject to adjustment as described below (the "EXCHANGE Ratio").

                  12.1.2 At any time prior to the tenth (10th) anniversary of the date of issuance of Series N Preferred Units and after the third (3rd) anniversary thereof, at the option of a majority of the holders thereof (acting as a whole), the Series N Preferred Units shall be exchangeable in whole (but not in part) for depositary shares representing interests in Series N Preferred Stock based on the Exchange Ratio, if the holders of Series N Preferred Units shall deliver to the Company either (i) a private letter ruling addressed to

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

such holder of Series N Preferred Units or its counsel or (ii) an opinion of independent counsel reasonably acceptable to the Company based on the enactment of temporary or final Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series N Preferred Units at such earlier time would not cause the Series N Preferred Units to be considered "stock and securities" within the meaning of Section 351(e) of the I.R.C. for purposes of determining whether the holder of such Series N Preferred Units is an "investment company" under section 721(b) of the I.R.C. if an exchange is permitted at such earlier date.

                  12.1.3 In addition, at any time prior to the tenth (10th) anniversary of the date of issuance of Series N Preferred Units, each holder of Series N Preferred Units shall have the option to exchange all, but not part, of such holder's Series N Preferred Units for depositary shares representing interests in Series N Preferred Stock based on the Exchange Ratio, if:

                  (a) upon receipt by a holder or holders of Series N Preferred Units of (1) notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (2) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series N Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP;

                  (b) if the holder is a real estate investment trust within the meaning of Sections 856 through 859 of the I.R.C. (a "REIT") and (i) the Partnership reasonably determines that for a taxable year after 1999 such a holder would fail to satisfy the income and asset requirements of Section 856 of the I.R.C. if that REIT were to be evaluated as if all of its income and assets were derived from its Series N Preferred Units and assuming that the REIT does not actually or constructively own a 10% or greater interest in vote or value of the Company or (ii) any such holder of Series N Preferred Units shall deliver to the Partnership and the General Partner an opinion of independent counsel reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, such a holder would fail to satisfy the income and asset requirements of Section 856 of the I.R.C. if that REIT were to be evaluated as if all of its income and assets were derived from its Series N Preferred Units and assuming that the REIT does not actually or constructively own a 10% or greater interest in vote or value of the Company and that such failure would create a meaningful risk that a holder of the Series N Preferred Units would fail to maintain qualification as a REIT; or

                  (c) after December 31, 2005, if (A) the Partnership has been notified that the holder of Series N Preferred Units is, or reasonably anticipates that it may become, a PTP, and (B) for any taxable year during which any Series N Preferred Units are so held, less than ninety percent (90%) of the gross income of the Partnership for such taxable year constitutes "qualifying income" within the meaning of Section 7704(d) of the I.R.C.

provided, however, that if an exchange pursuant to this Section 12.1.3 would result in more than one half of the number of Series N Preferred Units originally outstanding having been exchanged (whether pursuant to this Section
12.1.3 or otherwise), the Company shall have the option to cause all holders to exchange their Series N Preferred Units.

                  12.1.4 Further, at any time prior to the tenth (10th) anniversary of the date of issuance of Series N Preferred Units, at the option of a majority of the holders thereof (acting as a whole), the Series N Preferred Units shall be exchangeable in whole (but not in part) for depositary shares representing interests in Series N Preferred Stock based on the Exchange Ratio if:

                  (a) at any time full distributions shall not have been timely made on any Series N Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series N Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made;

                  (b) the "Net Asset Value" (as defined in the Contribution Agreement) of the Partnership at the end of any fiscal quarter is less than $400,000,000;

                  (c) if at any time after the fifth (5th) anniversary of the date of issuance, the Company fails to maintain a Fixed Charge Coverage Ratio (as defined in the Contribution Agreement) of 1.25 to 1.00 or greater in each period of four fiscal quarters ending on the last day of each fiscal quarter commencing with the quarter ending March 31, 2000;

                  (d) if at any time after the fifth (5th) anniversary of the date of issuance, the Company fails to maintain a Debt Ratio (as defined in the Contribution Agreement) of 50% or less at the end of each fiscal quarter commencing with the quarter ending March 31, 2000; or

                  (e) the Company shall engage in any transaction, or series of transactions, that causes the Company's common stock, par value $.10, either (A) to be held of record by fewer than 300 persons (as determined in accordance with Rule 12g5-1 of the Securities Exchange Act of 1934, as amended) or (B)(1) to no longer be listed on any national securities exchange or (2) not to be quoted on an inter-dealer quotation system of any registered national securities association;

provided, however, that with respect to any exchange right arising pursuant to clauses (b), (c) or (d) of this Section 12.1.4, if the exchanging holder's Capital Account is less than $25.00 per Series N Preferred Unit, the Exchange Ratio shall be reduced to reflect the ratio of the per unit Capital Account to $25.00 (I.E., if such an exchanging holder's per unit capital account were $24.00, each Series N Preferred Unit would be exchangeable for 24/25 of a depositary share representing one thousandth (1/1000) of a share of Series N Preferred Stock).

                  12.1.5  Notwithstanding  anything to the contrary set forth in
Section 12.1, if an Exchange Notice (as defined in this Agreement) has been delivered to the Company, then the Company may, at its option, elect to purchase or cause the Partnership to redeem all or a portion of the outstanding Series N Preferred Units for cash in an amount equal to the Liquidation Preference of the Series N Preferred Unit to be redeemed. The Company may exercise its option to redeem the Series N Preferred Units for cash pursuant to this Section 12.1.5 by giving each holder of record of Series N Preferred Units notice of its election to redeem for cash, in a fashion consistent with the procedures for redemption in Section 6.6.3.

                  12.1.6 In the event an exchange of all or a portion of Series N Preferred Units pursuant to Section 12 would violate the provisions on ownership limitation of the Company set forth in Article XI, Section 7, subsection (l) of the Company's Bylaws (the "OWNERSHIP LIMITATION"), the Company shall give written notice thereof to each holder of record of Series N Preferred Units, within five (5) Business Days following receipt of the Exchange Notice, by (m) fax, and (n) certified mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series N Preferred Units shall be entitled to exchange, pursuant to the provision of Section 12 a number of Series N Preferred Units that would comply with the Ownership Limitation and any Series N Preferred Units not so exchanged (the "EXCESS UNITS") shall be redeemed by the Partnership for cash in an amount equal to the Liquidation Preference per Excess Unit to the date of redemption. As a condition to such exchange, each holder of such Excess Units agrees to provide representations and covenants reasonably requested by the Company relating to (1) the widely held nature of the interests in such holder, sufficient to assure the Company that the holder's ownership of stock of the Company (without regard to the limits described above) will not cause any individual to own in excess of the Ownership Limitation, taking into account any waiver in the Certificate of Determination; and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Company and its affiliates. The General Partner shall proceed in a fashion consistent with the procedures for redemption in Section 6.6.3.

         12.2 RIGHT TO EXCHANGE - SERIES O. The Series O Preferred Units also shall be exchangeable as are the Series N Preferred Units: the provisions of
Section 12.1 shall be read as if restated in this Section 12.2, but as if each reference in those provisions to "Series N Preferred Units" instead were a reference to "Series O Preferred Units," and by treating each reference to the "Series N Preferred Stock" as a reference to the 9.125% Cumulative Preferred Stock, Series O, of the Company.

         12.3 PROCEDURE FOR EXCHANGE.

                  12.3.1 Any exchange shall be exercised pursuant to a notice of exchange (the "EXCHANGE NOTICE") delivered to the Company by the holders exercising such exchange right, by (A) fax and (B) by certified mail, postage prepaid. The exchange of Exchangeable Preferred Units, or a specified portion thereof, may be effected after the fifth (5th) Business Day following receipt by the Company of the Exchange Notice by delivering certificates, if any, representing such Exchangeable Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Exchangeable Preferred Units to the office of the Company. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Exchangeable Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the Company as aforesaid and shares based on the Exchange Ratio shall have been paid. Any depositary shares representing interests in shares of Corresponding Preferred Stock issued pursuant to this Section 12 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Company's Restated Articles of Incorporation, certificates of determination, Bylaws, the Securities Act and relevant state securities or blue sky laws.

                  12.3.2 In the event of an exchange of Exchangeable Preferred Units for depositary shares representing interests in shares of Corresponding
Preferred Stock, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Exchangeable Preferred Units tendered for exchange shall (A) accrue on the depositary shares representing interests in shares of the Corresponding Preferred Stock into which such Exchangeable Preferred Units are exchanged, and (B) continue to accrue on such Exchangeable Preferred Units, which shall remain outstanding following such exchange, with the Company as the holder of such Exchangeable Preferred Units. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall a holder of a Exchangeable Preferred Unit that was validly exchanged into depositary shares representing interests in shares of Corresponding Preferred Stock pursuant to this section (other than the Company now holding such Exchangeable Preferred Unit), receive a cash distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the depositary shares representing interests in shares of Corresponding Preferred Stock for which such Exchangeable Preferred Unit was exchanged or redeemed.

                  12.3.3 Fractional depositary shares representing interests in shares of Corresponding Preferred Stock are not to be issued upon exchange but, in lieu thereof, the Company will pay a cash adjustment based upon the fair market value of depositary shares representing interests in the shares of Corresponding Preferred Stock on the day prior to the exchange date as determined in good faith by the Board of Directors of the Company.

         12.4 ADJUSTMENT OF EXCHANGE RATIO.

                  12.4.1 The Exchange Ratio is subject to adjustment upon certain events, including, (A) subdivisions, combinations and reclassification of the Corresponding Preferred Stock, and (B) distributions to all holders of Corresponding Preferred Stock of evidence of indebtedness of the Company or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to Corresponding Preferred Stock).

                  12.4.2 In case the Company shall be a party to any transaction
(including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Company's capital stock or sale of all or substantially all of the Company's assets), in each case as a result of which the Corresponding Preferred Stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Exchangeable Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of depositary shares representing interests in shares of Corresponding Preferred Stock or fraction thereof into which one Exchangeable Preferred Unit was exchangeable immediately prior to such transaction. The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

         12.5 NO CONVERSION RIGHTS. The holders of the Exchangeable Preferred Units shall not have any rights to convert such units into shares of any other class or series of stock or into any other securities of, or interest in, the Partnership.


13.      LOANS TO PARTNERSHIP

         13.1 AUTHORITY TO BORROW. The Partnership may from time to time borrow such amounts from such persons (including the Partners) on such security and payable on such terms as the General Partner may determine, subject to the conditions in Section 13.2.

         13.2 LOANS FROM PARTNERS. If a Partner shall, with the prior consent of the General Partner, make any loan or loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be an increase in the capital account (as defined in Section 4.6) of the lending Partner or assignee or entitle such lending Partner or assignee to an increase in its share of the distributions of the Partnership, or subject such Partner or assignee to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner or assignee, repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner or assignee and the General Partner. Notwithstanding the foregoing, no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partnership.

         13.3 REPAYMENT OF LOANS ON TERMINATION. If a General Partner (or any affiliate of a General Partner) has made a loan to the Partnership, and that General Partner is terminated as a general partner by action of the Limited Partners, upon the effective date of such termination, the Partnership shall repay to the lending General Partner (or the affiliate) the total outstanding amount owing with respect to any such unsecured loans.


14.      CERTIFICATES AND OTHER DOCUMENTS

         14.1 MAKING, FILING, ETC. OF CERTIFICATES, DOCUMENTS AND INSTRUMENTS. The General Partner shall make, file or record with the appropriate public authority and, if required, publish, the Agreement, any amendments thereof and such other certificates, instruments and documents as may be required or appropriate in connection with the business and affairs of the Partnership.

         14.2 REQUIRED SIGNATURES. Any writing to amend this Agreement to reflect the removal, retirement, bankruptcy or dissolution (or death or insanity in the case of an individual General Partner) of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining General Partner or a new General Partner and the Limited Partners. For purposes of filing amendments, dissolution and cancellation certificates with the California Secretary of State pertaining to the Partnership's Certificate of Limited Partnership referred to in Section 2, the signature and acknowledgment of only one General Partner is required.


15.      DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

         15.1 DISSOLUTION. Except as otherwise provided in this Agreement, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of the following events:

                  15.1.1 The expiration of the term of the Partnership as specified in Section 2.3.

                  15.1.2 The decision by the General Partner and by a Limited Partner Vote to dissolve and terminate the Partnership.

                  15.1.3 An act as specified in Section 15642 of the Act with respect to a General Partner; provided, however, that no dissolution shall occur under this subsection if, within 90 days from the date of such event, (i) the remaining General Partner, if any, elects to continue the business of the Partnership or (ii) if there is no remaining General Partner, the Limited Partners elect to continue the Partnership and at least one successor General Partner is elected by the Limited Partners as provided in Section 15.2.

                  15.1.4 The removal of a General Partner, unless (i) there is a remaining General Partner which elects to continue the business of the Partnership or (ii) prior to the effective date of removal a successor General Partner is elected by the Limited Partners as provided in Section 15.2, which successor elects to continue the business of the Partnership.

                  15.1.5 The sale of all of the Partnership's assets and the conversion into cash of any proceeds of a sale originally received in a form other than cash.

                  15.1.6 The Partnership shall not be dissolved or terminated by the admission of any new limited partner or by withdrawal, expulsion, death, insolvency, bankruptcy or other disability of a limited partner.

                  Upon dissolution, the Partnership shall cause to be filed with the California Secretary of State a Certificate of Dissolution. The signature of any one General Partner shall be sufficient for the certificate.

         15.2. LIMITED PARTNERS' RIGHT TO CONTINUE. Notwithstanding anything contained in Section 15.1, if upon the occurrence of an event as specified in

Section 15.1.3 or 15.1.4 there is no remaining General Partner, a meeting of the Partners shall be held at the principal place of business of the Partnership within forty-five (45) days after the happening of such event to consider whether to continue the Partnership on the same terms and conditions as are contained in this Agreement (except that the General Partner or General Partners may be different) and to select a General Partner or General Partners for the Partnership, or whether to wind up the affairs of the Partnership, liquidate its assets and distribute the proceeds therefrom in accordance with Section 16. The Partnership may be continued by the affirmative vote or written consent of all of the Partners. If the Partnership is continued pursuant to the preceding sentence, the Limited Partner(s) shall, by the affirmative vote or written consent of all of the Partners, select a new General Partner or General Partners for the Partnership. The new General Partner or General Partners shall execute, acknowledge and file or record, as appropriate, an Amendment to Partnership Certificate of Limited Partnership.


16.      DISTRIBUTION ON TERMINATION OF PARTNERSHIP

         16.1. LIQUIDATION DISTRIBUTION. Upon a dissolution and final termination of the Partnership, the General Partner (or in the event of a General Partner's bankruptcy, dissolution, retirement, withdrawal, death or insanity as provided in Section 15.1 and if there is no remaining General Partner, any other person or entity selected by the Limited Partners) shall take account of the Partnership's assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining their fair market value, and any proceeds, together with assets distributed in kind, shall be applied and distributed in the following order:

                  16.1.1 To the payment of debts and liabilities of the Partnership to creditors in the order of priority provided by law (other than any loans or advances that may have been made by any of the Partners to the Partnership) and the expenses of liquidation.

                  16.1.2 To the establishment of any reserves that the General Partner deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. Such reserves shall be paid to a trust to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as the General Partner shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided by this Section 16.1.

                  16.1.3 To the repayment of any loans or advances that may have been made by any of the Partners to the Partnership, but if the amount available for such repayment shall be insufficient, then pro rata on account thereof (provided that secured loans shall first be given priority, to the extent of the value of the collateral).

                  16.1.4 To pay the amount of each Partner's capital account. For purposes of Section 16.1.4, each Partner's capital account shall first be adjusted to reflect all capital account adjustments through the date of liquidation, including any gain or loss allocable to the Partners with respect to any sale of Partnership property that occurs immediately prior to the dissolution (or any deemed sale as to any property distributed in kind). Such gain or loss shall be allocated in accordance with the provisions of Section 5.

         Distributions pursuant to this Section 16.1 may be made in cash and/or kind as the General Partner in its sole discretion shall determine, provided that the fair market value of any property distributed in kind shall be determined by agreement of the parties, or if no agreement is reached, by an independent appraisal. The difference between the value of the property distributed in kind and its book value shall be treated as a gain or loss on sale of the property and shall be credited or charged to the Partners in the fashion specified in Section 5.

         The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

         16.2. TIME OF LIQUIDATION. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize the losses attendant upon a liquidation.

         16.3. LIQUIDATION STATEMENT. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partner, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance by the General Partner with the foregoing distribution plan (including payment over to the trust provided for by Section
16.1 if there are sufficient funds therefor), the Limited Partners shall cease to be such, and the General Partner, as the sole remaining Partner of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership pursuant to Section 15623 of the Act. The signature of any one of the General Partners, if more than one, shall be sufficient for such certificate.

         16.4. NO LIABILITY FOR RETURN OF CAPITAL. The General Partner shall not be personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.

         16.5. NO RIGHT OF PARTITION. The Partners and their assignees shall have no right to receive Partnership property in kind, nor shall any such Partners or assignees have the right to partition the Partnership property, whether or not upon dissolution and termination of the Partnership.

17.      GENERAL PROVISIONS

         17.1 NOTICES. Except as otherwise provided in this Agreement, any notice, payment, distribution or other communication that shall be required to be given to the Limited Partners in connection with the business of the Partnership shall be duly given if in writing and delivered personally to the person to whom it is authorized to be given at the time of such delivery, or if sent by mail or telegraph, to the last address furnished by the Limited Partner for such purpose as of the time of such mailing; and if to the General Partner or the Partnership, shall be given when actually received at the principal office of the Partnership or at such other address as the General Partner may hereafter specify.

         17.2 SURVIVAL OF RIGHTS. This Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

         17.3 AMENDMENT.

                  17.3.1 This Agreement may be amended, modified and changed by the agreement of the General Partner and by a Limited Partner Vote, except as specified in Section 17.3.2 and as otherwise limited in this Agreement. If mandated by Section 15622(b) of the Act, the General Partner shall (and in all other cases the General Partner may), within 30 days of the effective date of any such amendment, execute, acknowledge and file an amendment to the Partnership's Certificate of Limited Partnership. If there is more than one general partner, the signature of any one general partner shall be sufficient for the purpose of executing any amendment to the Partnership's Certificate of Limited Partnership.

                  17.3.2 The General Partner shall have the authority to amend this Agreement without any vote or other action by the Limited Partners (i) to reflect transfers of Partnership interests pursuant to Section 11 or to form, qualify or continue the partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in all jurisdictions in which the Partnership conducts or plans to conduct business, (ii) to satisfy any requirements, conditions, guidelines or options contained in any opinion, directive, order, ruling or regulation of the Internal Revenue Service or any other federal or state agency, or in any federal or state statute, compliance with which its deems to be in the best interests of the Partnership, (iii) to cure any ambiguity, or correct or supplement any provision contained in this Agreement that may be incomplete or inconsistent with any other provisions contained in this Agreement, so long as such amendment under this clause (iii) does not materially adversely affect the interest of a Limited Partner (without the consent of such Limited Partner), and (iv) to change the principal office of the Partnership, as set forth in Section 3.

         17.4 HEADINGS. The captions of the articles and sections of this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

         17.5 AGREEMENT IN COUNTERPARTS. This Agreement, or any amendment, may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one agreement.

         17.6 GOVERNING LAW. This Agreement shall be governed and construed according to the laws of the State of California.

         17.7 TIME. Time is of the essence in this Agreement.

         17.8 ADDITIONAL DOCUMENTS. Each Partner, upon the request of the General Partner, shall perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

         17.9 LIMITATION ON CREDITORS' INTERESTS. No creditor who makes a nonrecourse loan to the Partnership shall have or acquire at any time, as a result of making such loan, any direct or indirect interest in the profits, capital or properties of the Partnership, other than as a secured creditor.

         17.10 NO THIRD-PARTY RIGHTS CREATED. The provisions of this Agreement are solely for the purpose of defining the interests of the Partners and others referred to in this Agreement, and no other person, firm or entity (other than a permitted successor to such a person) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement.

         17.11 VALIDITY. Should any portion of this Agreement be declared invalid and unenforceable, then such portion shall be deemed to be severable from this Agreement and shall not affect the remainder of this Agreement.

         17.12 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

         17.13 GENERAL PARTNER AS ATTORNEY-IN-FACT FOR LIMITED PARTNERS. Each Limited Partner, by becoming a Limited Partner, constitutes and appoints the General Partner, and any additional or successor general partners as general partners (with full power of substitution), as the Limited Partner's true and lawful attorney-in-fact in the Limited Partner's name, place and stead, from time to time:

                  17.13.1. To execute, acknowledge, file and/or record all agreements amending this Agreement, as now and hereafter amended, that may be appropriate to reflect: (a) a change of the name or the location of the principal place of business of the Partnership; (b) the disposal by any Limited Partner of an interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Partner (or any part thereof) provided for by this Agreement; (c) a person becoming a Partner of the Partnership as permitted by this Agreement; or (d) a change in any provision of this Agreement or the exercise by any person of any right or rights hereunder not requiring the consent of said Partner.

                  17.13.2. To execute, acknowledge, file and/or record such certificates, instruments and documents as may be required of the Limited Partners by the laws of any state or other jurisdiction, or as may be appropriate for the Partner to execute, acknowledge, file and/or record to reflect: (a) a change of address of the Partners; (b) any changes in or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in Section 17.13.1; (c) any other changes in, or amendments of, this agreement, but only if and when the consent of any required percentage of the Limited Partners has been obtained.

                  17.13.3. Each of the agreements, certificates, instruments and documents referred to in this Section 17.13 shall be in such form as the attorney-in-fact and the legal counsel for the Partnership shall deem appropriate. The powers conferred by this Section 17.13 with respect to agreements, certificates, instruments and documents shall be deemed to include the powers to sign, execute, acknowledge, swear to, verify, deliver, file, record and publish the same. Each Limited Partner authorizes the attorney-in-fact to take any further action which the attorney considers necessary or convenient in connection with any of the foregoing, hereby giving the attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as the Partner might or could do if personally present and hereby ratifying and confirming all that the attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The powers hereby conferred shall continue from the date the Partner becomes a Partner in the Partnership until the Partner shall cease to be a Partner and, being coupled with an interest, shall be irrevocable.

         The undersigned have signed this Agreement of Limited Partnership as of the date indicated above.

                         "GENERAL PARTNER:"

                         PS TEXAS HOLDINGS, LTD.,
                         a Texas limited partnership

                         By: PS GPT Properties, Inc., a California corporation, its general partner


                              By: /s/ David Goldberg
                                  ------------------
                                  David Goldberg
                                  Senior Vice President


                              By: /s/ David P. Singelyn
                                  ---------------------
                                  David P. Singelyn
                                  Assistant Secretary

                              "LIMITED PARTNERS:"

                              PS LPT PROPERTIES INVESTORS,
                              a Maryland business trust

                              By: /s/ David Goldberg
                                  ------------------
                                  David Goldberg
                                  Senior Vice President

                              By: /s/ David P. Singelyn
                                  ---------------------
                                  David P. Singelyn
                                  Assistant Secretary

                              BELCREST REALTY CORPORATION,
                              a Delaware corporation


                              By: /s/ William R. Cross
                                  --------------------
                                  William R. Cross
                                  Vice President


                              BELAIR REAL ESTATE CORPORATION,
                              a Delaware corporation


                              By: /s/ William R. Cross
                                  --------------------
                                  William R. Cross
                                  Vice President

                              BELPORT REALTY CORPORATION,
                              a Delaware corporation


                              By: /s/ William R. Cross
                                  --------------------
                                  William R. Cross
                                  Vice President

                              BELMAR REALTY CORPORATION,
                              a Delaware corporation


                              By: /s/ William R. Cross
                                  --------------------
                                  William R. Cross
                                  Vice President


                              MONTEBELLO REALTY CORP.,
                              a Delaware corporation


                              By: /s/ J. Timothy Ford
                                  -------------------
                                  J. Timothy Ford
                                  Vice President


                              [signatures continue]

                              DLJ EMERGING GROWTH PARTNERS, L.P.,
                              a Delaware limited partnership

                              By: WSW Capital, Inc., its general partner

                                  By: /s/ Kent Covington
                                      ------------------
                                      Kent Covington
                                      Vice President


                              EDGEWATER EQUITY PARTNERS, L.P.,
                              a Delaware limited partnership

                              By: WSW Capital, Inc., its general partner

                                  By: /s/ Kent Covington
                                      ------------------
                                      Kent Covington
                                      Vice President


ACKNOWLEDGED AND AGREED, AS
TO THE ISSUANCE OF COMPANY
STOCK PURSUANT TO SECTION 12:

"COMPANY"

PUBLIC STORAGE, INC.,
a California corporation


By: /s/ David Goldberg
    ------------------
    David Goldberg
    Senior Vice President


By: /s/ David P. Singelyn
    ---------------------
    David P. Singelyn
    Assistant Secretary


Exhibits to this Agreement will be furnished to the Securities and Exchange Commission upon request.